PART II

ITEM 15.  RECENT SALES OF UNREGISTERED SECURITIES

On November 30, 1997, the Company completed a private placement stock offering of common stock, receiving net proceeds of $3.0 million from the sale of 300,000 shares of stock. After payment of offering expenses and legal fees, the Company used approximately $2.0 million of the offering proceeds to repay the balance of its working line of credit. The balance of the offering proceeds, approximately $1.0 million, was used for general working capital purposes.


ITEM 16.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES


EXHIBIT
NUMBER          DESCRIPTION
---------       ---------------------------------------------------------------

3.1+ Certificate of Incorporation of VME Microsystems International Corporation and Amendments

3.2+            By-Laws of VME Microsystems International Corporation and
                Amendments

10.1+           Consolidated Nonqualified and Incentive Stock Option Plan*

10.2+           Form of Nonqualified Stock Option Agreement*

10.3+           Form of Incentive Stock Option Agreement*

10.4+           1992 Employee Stock Purchase Plan and Amendment*

27.1            Financial Data Schedule (for SEC use only)**

------------------
*Management contract or compensatory plan or arrangement
**To be filed by amendment
+ Previously filed

Report of Independent Accountants


To the Board of Directors
VMIC, Inc.
Huntsville, AL


Our report on the consolidated financial statements of VMIC, Inc. has been included on page F-1 of this Form 10. In connection with our audit of such consolidated financial statements, we have also audited the related financial statement schedule listed in the index on page ____ of the Form 10. In our opinion, the financial statement schedule referred to above, when considered in relation to the basic consolidated financial stastements taken as a whole, presents fairly, in all material respects, the information required to be included therein.


PricewaterhouseCoopers LLP
Birmingham, AL

November 2, 1998



                        VALUATION & QUALIFYING ACCOUNTS
                                   SCHEDULE 2

                                    Beginning        Charged to     Charged to                   Ending
Description                         Balance          Expenses        Accounts    Deductions (1)  Balance
-----------                         -------          --------        ----------  --------------  -------

Year ended September 30, 1996;
 Allowance for doubtful accounts    $177,507         $  72,000                         $0       $249,507
 Liability for warranty returns     $525,707         $ 355,293        -$401,000                 $480,000

Year ended September 30, 1997;
 Allowance for doubtful accounts    $249,507         $  51,462                       -$507      $300,462
 Liability for warranty returns     $480,000         $645,000         -$525,000                 $600,000

Year ended September 30, 1998;
 Allowance for doubtful accounts    $300,462         $ 90,000                      -$6,079      $384,483
 Liability for warranty returns     $600,000         $501,000         -$471,000                 $630,000


(1) Deductions consist of specific accounts receivable written off against the allowance for doubtful accounts.


                                   SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, VMIC, Inc. has duly caused this amendment to the Registration Statement on Form 10 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Huntsville, State of Alabama on June 22, 1999.

                                VMIC, INC.


                                       Carroll E. Williams
                                By:___________________________________________
                                        Carroll E. Williams, President,
                                        CEO and Chairman of the Board

                                        Mary W. Williams
                                By:____________________________________________
                                        Mary W. Williams, Director,
                                        Secretary and Treasurer

                                        Arthur Faulkner
                                By:____________________________________________
                                        Arthur Faulkner, Director

                                        Alfred F. Castelyn
                                By:____________________________________________
                                        Alfred F. Castelyn, Director,
                                        Vice President Sales and Marketing


                                By:____________________________________________
                                        Ernest Potter, Director

                                        R. Gary Saliba
                                By:____________________________________________
                                        R. Gary Saliba, Director

                                        Jim Caudle, Sr.
                                By:____________________________________________
                                        Jim Caudle, Sr., Director